Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements:

(1)Registration Statement (Form S-8 No. 333-255413) pertaining to the 2013 Stock Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DigitalOcean Holdings, Inc.,
(2)Registration Statement (Form S-8 No. 333-255440) pertaining to the 2013 Stock Plan of DigitalOcean Holdings, Inc.,
(3)Registration Statement (Form S-8 No. 333-269958) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DigitalOcean Holdings, Inc., and
(4)Registration Statement (Form S-8 No. 333-277221) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of DigitalOcean Holdings, Inc.
of our report dated February 22, 2023, except for the effects of the revision discussed in Note 2 (not presented herein) to the consolidated financial statements appearing under Item 8 of the Company’s 2022 Annual Report (Form 10-K/A) and Note 14, as to which the date is August 11, 2023, with respect to the consolidated financial statements of DigitalOcean Holdings, Inc. included in this Annual Report (Form 10-K) of DigitalOcean Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
New York, New York
February 25, 2025